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                                                                    Exhibit 10.6


                                                                  EXECUTION COPY





THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED HEREIN. THIS NOTE AND THE INDEBTEDNESS EVIDENCE HEREBY ARE ALSO SUBJECT TO THE TERMS AND PROVISIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED May 26, 1994, TO WHICH WASTE-QUIP, INC., MAKER, PAYEE AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES. THE MAKER WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS NOTE SUBJECT TO THE TERMS HEREOF AND THE TERMS OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT.

THE PRINCIPAL AMOUNT OF THIS NOTE IS SUBJECT TO REDUCTION FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF, WHICH REDUCTIONS MAY BE CAUSED AND EVIDENCED BY NOTICES AND DOCUMENTATION THAT ARE SEPARATE FROM THIS NOTE. THE MAKER WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH NOTICES AND DOCUMENTATION, IF ANY, WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER.

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, OR QUALIFIED UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED. NEITHER THIS NOTE NOR ANY PORTION HEREOF NOR INTEREST HEREIN MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACTS AND ANY APPLICABLE STATE SECURITIES LAW, OR IT IS ESTABLISHED TO THE SATISFACTION OF WASTE-QUIP, INC. THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.



                                  SUBORDINATED
                                 PROMISSORY NOTE
                                ("WARRANT NOTE")
                                ----------------



May 26, 1994
Cleveland, Ohio                                                       $3,200,000


                  Waste-Quip Manufacturing Company, an Ohio corporation ("Maker"), hereby promises, pursuant to the terms, conditions and provisions set forth herein, to pay to the order of May Fab - Oklahoma, Inc., a Texas corporation ("Payee"), at P. O. Box 1029, Beeville, Texas 78104 (or at such other address as the Payee may designate), the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000.00), without interest.

                  1. PAYMENT. Subject to the terms and provisions set forth herein, the principal amount due hereunder shall be paid as follows:
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                  (a) four hundred thousand dollars ($400,000) shall be due and payable on each of the first through the sixth anniversaries of the closing of an initial public offering of the common stock or another equity security of Waste-Quip, Inc., an Ohio corporation and parent of Maker ("Waste-Quip") which public offering yields gross proceeds to Waste- Quip (before expenses, underwriting discounts and commissions) of at least five million dollars ($5,000,000) (an "IPO"); and

                  (b) eight hundred thousand dollars ($800,000) shall be due and payable on the seventh anniversary of an IPO;

provided, however, that the entire unpaid principal amount of this Note shall, in any event, be due and payable on the earliest to occur of the following:

                  (c) the closing of a sale to an Unrelated Third Party (as defined in Section 8 below) of all or substantially all of the stock of Waste-Quip or of all or substantially all of the assets of Waste-Quip and its subsidiaries considered as a whole;

                  (d) the closing of a sale to an Unrelated Third Party of all or substantially all of the stock of Maker;

                  (e) the closing of a sale to an Unrelated Third Party of all or substantially all of the assets comprising the container business then being operated by Maker in the States of Texas, Mississippi and Oklahoma for a purchase price (exclusive of the value of assumed trade payables and other normal current accruals other than the current portion of long-term debt) which is greater than twelve million dollars ($12,000,000); or

                  (f) May 26, 2001;

and, provided further, that Payee may, in its sole discretion, by written notice delivered to Maker at any time prior to the date upon which any installment of principal is due hereunder, elect to defer the payment of all or part of such installment (or any previously deferred installment) to the next date that an installment becomes due hereunder or, in the case of the last installment due hereunder, to a date fixed by Payee in such written notice.

This Note is issued pursuant to an Asset Purchase Agreement dated May 20, 1994 (the "Asset Purchase Agreement"), by and among Maker and Payee, among others. Any payment to be made hereunder shall be made in lawful money of the United States of America or by wire transfer of immediately available funds in the manner agreed to by Maker and the Payee, without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice or demand whatsoever.

                 2. EFFECT OF PAYMENT ON WARRANT. Notwithstanding anything to the contrary herein, immediately upon the delivery by Maker of each payment under this Note (including any payment of an amount previously deferred by Payee pursuant to Section 1 above), the number of Class A Common Shares of Waste-Quip which remain subject to purchase upon the exercise of that certain Warrant, dated May 26, 1994, issued by Waste-Quip to Payee (the "Warrant"), shall be decreased by a number which is equal to the quotient of (a) the amount of such


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payment hereunder DIVIDED BY (b) a number which is equal to four-sevenths (4/7)
multiplied by the then applicable Exercise Price (as defined in the Warrant).

                 3. USE OF NOTE TO PAY A PORTION OF EXERCISE PRICE OF WARRANT AND RESULTING REDUCTION OF NOTE. At any time prior to payment in full of this Note and the expiration or complete exercise of the Warrant, the Payee may, in the manner and subject to the limitations described in the Warrant, tender all or a portion of the unpaid principal balance of this Note as part of the payment due from Payee upon exercise of all or a portion of the Warrant. To the extent that Payee elects to utilize this Note in such manner, it shall deliver to Maker, together with the Exercise Form required by the Warrant, a written notice, satisfactory to Maker, specifying the amount of indebtedness to be converted and acknowledging the reduction of the principal amount due under this Note by a like amount. Amounts due under this Note which are utilized for partial payment upon exercise of the Warrant shall first reduce any amounts previously due hereunder and deferred by the Payee pursuant to Section 1 above (in the order originally due) and then reduce subsequent installments hereunder in the direct order of maturity.

                  4. SUBORDINATION. This Note and the indebtedness evidenced hereby are subject to the terms and provisions of an Intercreditor and Subordination Agreement, dated May 26, 1994 (the "SBCC Subordination Agreement"), by and among Waste-Quip, Maker, Payee and Sanwa Business Credit Corporation ("SBCC") including, without limitation, the terms and conditions by which payment of principal and interest on this Note is expressly subordinated to the prior payment of all Senior Indebtedness as defined in the SBCC Subordination Agreement (the "Senior Indebtedness"). Payee covenants and agrees that, upon written request from Waste-Quip or Maker, Payee shall, within three
(3) days of receipt of such written request, execute an intercreditor and subordination agreement, in substantially the same form as the SBCC Subordination Agreement, in favor of the holder of any Senior Indebtedness, whether such Senior Indebtedness is now existing or is hereafter created, incurred, assumed, acquired or guaranteed. Any permitted assignee or transferee of this Note, by the taking of such Note, shall be deemed to have agreed to be bound by the provisions contained herein and in the SBCC Subordination Agreement.

                 5. PREPAYMENT. Subject to the terms and provisions set forth herein and in the SBCC Subordination Agreement, this Note may be prepaid in whole or in part only with the consent of Payee. Prepayments shall be applied as directed by the Payee.

                  6. [Intentionally omitted]

                  7. EVENT OF DEFAULT; ACCELERATION. The following shall constitute an "Event of Default" under this Note:

                  (a) if Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admit in writing its general inability to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (v) be adjudicated a bankrupt or insolvent; (vi)

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         file a petition seeking to take advantage of any other law providing for the relief of debtors; (vii) acquiesce to, or fail to have dismissed, within 30 days, any petition filed against it in any involuntary case under such bankruptcy laws; or

                  (b) if Maker shall fail to pay any installment of principal due hereunder as the same becomes due and payable (unless payment has been deferred by Payee pursuant to Section 1 above), which failure: (i) is not permitted by the setoff provisions of Section 9.7 of the Asset Purchase Agreement; (ii) is not required by the SBCC Subordination Agreement; and (iii) is not remedied by Maker within ten business days after its receipt of written notice from the Payee with respect thereto.

Subject to the terms and provisions of the SBCC Subordination Agreement, if an Event of Default occurs, Payee, at its option, may declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable by giving written notice thereof to Maker.

                 8. DEFINITION OF UNRELATED THIRD PARTY. For purposes of this Note, the term "Unrelated Third Party" shall mean a person, corporation, partnership or other entity other than (a) Waste-Quip, (b) a person, corporation, partnership or other entity in control of, controlled by or under common control with, Waste-Quip, or (c) a Senior Lender (as defined in the SBCC Subordination Agreement).

                 9. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

                  (a)      If to Maker, to:

                           Waste-Quip Manufacturing Company
                           c/o Waste-Quip, Inc.
                           25800 Science Park Drive
                           Suite 140
                           Beachwood, Ohio 44122
                           Attention:  Charles W. Walton

                           With a copy to:

                           Calfee, Halter & Griswold
                           Suite 1800
                           800 Superior Avenue
                           Cleveland, Ohio 44114-2688
                           Attention: Dale C. LaPorte, Esq.

                  (b)      If to the Payee, to:

                           Robert A. May
                           c/o MFOK, Inc.
                           P.O. Box 101
                           Beeville, Texas 78104


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                           With a copy to:

                           Daryl B. Crown, P.C.
                           11810 Village Park Circle
                           Houston, Texas  77024

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to said address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

                10. GOVERNING LAW. This Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the United States, where applicable, and the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

                11. SECTION TITLES. The section titles contained in this Note are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                12. CANCELLATION. After all principal and accrued interest at any time owed on this Note have been paid in full, in accordance with the terms hereof, this Note will be surrendered to Maker for cancellation and will not be reissued.

                  13. ASSIGNMENT. Payee shall not give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of ("Transfer") this Note without the prior written approval of Maker; PROVIDED, HOWEVER, that this restriction shall not apply to the Transfer, pursuant to the liquidation and dissolution of Payee, of this Note to a shareholder of Payee who: (a) has executed and delivered to Maker a Power of Attorney and Agency Agreement in form and substance reasonably satisfactory to Maker, pursuant to which Robert A. May (or in the event of his inability to serve, another shareholder who is reasonably satisfactory to Waste-
Quip) is appointed as the Attorney-in-Fact for such shareholder and has the exclusive right to enforce this Note on his or her behalf; (b) also receives in such Transfer an assignment of (i) the Securities Agreement by and between Waste- Quip and Payee (the "Securities Agreement"), (ii) the Subordinated Note Guaranty executed by Waste-Quip in favor of Payee and May Fab - Mississippi, Inc. (the "Subordinated Guaranty"), and (iii) a proportionate part of the Warrant; and (c) has executed and delivered to Maker a written acknowledgment, in form and substance reasonably satisfactory to Maker, pursuant to which such shareholder agrees to be bound by the terms and provisions set forth herein and in (i) the SBCC Subordination Agreement, (ii) the Securities Agreement, (iii) the Subordinated Guaranty, (iv) the Warrant, and (v) any similar agreement which Waste-Quip or Maker requests to be executed pursuant to Section 4 above.

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                  14. AMENDMENT AND MODIFICATION. This Note may not be amended or modified without the prior written consent of the holder or holders of the Senior Indebtedness.



                                        Waste-Quip Manufacturing Company,
                                        an Ohio corporation

                                        By: /s/ Charles W. Walton
                                            -----------------------------
                                            Charles W. Walton, Chairman

                                                     ("Maker")




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